Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is entered into effective as of May 1, 2006 by and among VendingData Corporation, a Nevada corporation (“Grantor”), and each of Bricoleur Partners, L.P., Bricoleur Enhanced, L.P., BRIC 6, L.P. and Bricoleur Offshore Ltd. (“Secured Parties”).

RECITALS

A. The Grantor and the Secured Parties are parties to (i) an 8% Senior Secured Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”) under which the Grantor has issued certain 8% Senior Secured Promissory Notes ( each an “8% Note”) of even date in favor of the Secured Parties in the aggregate original principal amount of $13,000,000, and (ii) a Letter Agreement dated May 2, 2006 (the “Letter Agreement”) pursuant to which the Grantor has issued Convertible Promissory Notes ( collectively with the 8% Notes, the “Notes”) of even date in favor of the Secured Parties in the aggregate principal amount of $1,500,000.

B. As a condition to extending credit to the Grantor under the Notes, the Secured Parties have required the execution and delivery of this Agreement by the Grantor.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which hereby is acknowledged, Grantor hereby represents, warrants, covenants, agrees, assigns and grants as follows:

1. Definitions.

1.1 Unless the context otherwise requires, terms defined in the Uniform Commercial Code of the State of Nevada (the “Uniform Commercial Code”) and not otherwise defined in this Agreement shall have the meanings defined for those terms in the Uniform Commercial Code.

1.2 “Collateral” means and includes all present and future right, title and interest of Grantor in and to all of the assets of the Grantor, wherever located and whether presently owned or after acquired, including but not limited to:

a. All accounts receivable, contract rights and general intangibles, including, without limitation, all forms of payment, goodwill, license rights, bailment or leasehold interests, whether as lessor or lessee, inventions, designs, trademarks, trade styles, trade names, trade secrets, formulas, patents, patent applications, tax refunds, customer lists, business and accounting records, including all ledger account cards, computer tapes and discs and other computer information, in all cases whether now owned or hereafter created or acquired by Grantor or in which Grantor may now have or may hereafter acquire an interest;

b. All equipment, including, without limitation, machinery, furniture, furnishings, fixtures, tools, parts, supplies and vehicles of every kind and description, whether now owned or hereafter acquired by Grantor in which Grantor may now have or may hereafter acquire an interest, and all additions, accessions, replacements, substitutions and improvements thereto and wherever located;

c. All documents, documents of title, deposit accounts, instruments, money, letters of credit and chattel paper whether now owned or hereafter acquired by Grantor;

d. All other intellectual property of Grantor, including, but not limited to, all (i) patents, patent applications and inventions and discoveries that may be patentable, (ii) all copyrights in both published works and unpublished works; and (iii) all rights in mask works, know-how, trade secrets, confidential information, customer files, software, technical information, data. process technology, plans, drawings, and blue prints; and

e. All proceeds and products of any of the foregoing, in any form, including, without limitation, proceeds of any insurance relating thereto, proceeds consisting of any of the above types of collateral, and proceeds of any tort cause of action now or hereafter in existence, and all replacements, substitutions, renewals, returns, additions, accessions, rents, royalties, issues, documents of ownership and receipts for any of the foregoing.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Permitted Liens” means (i) the Security Interest, (ii) covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Grantor’s business or operations as presently conducted, and (iii) Liens in existence on the date hereof and described on Exhibit B hereto.

2. Creation of Security Interest. Grantor hereby grants to Secured Parties to the extent permitted by law a security interest in and to all right, title and interest of Grantor in and to all presently existing and hereafter acquired Collateral. The security interest and pledge created by this Section 2 shall continue in effect so long as any of the Obligations (as defined below) remains unpaid.

3. Security for Obligations. This Agreement and the security interests granted herein secure the prompt payment, in full in cash, and full performance of, all obligations (“Obligations”) of the Secured Parties now or hereafter existing under the Notes, the Note Purchase Agreement or the Letter Agreement.

4. Representations, Warranties and Agreements. The Grantor hereby represents, warrants and agrees as follows:

4.1 Title. The Grantor (i) has absolute title to each item of Collateral in existence on the date hereof, free and clear of all Liens except the Permitted Liens, (ii) will have, at the time the Grantor acquires any rights in the Collateral hereafter arising, absolute title to each such item of the Collateral, free and clear of all Liens except the Permitted Liens, (iii) will keep all of the Collateral free and clear of all Liens except the Permitted Liens, and (iv) will defend the Collateral against all claims or demands of all persons other than the Secured Parties. The Grantor will not sell or otherwise dispose of the Collateral or any interest therein, outside the ordinary course of business, without the prior written consent of the Secured Parties.

4.2 Chief Executive Office; Identification Number. The Grantor’s chief executive office and principal place of business is located at the address set forth under its signature below. The Grantor’s federal employer identification number and organizational identification number is correctly set forth under its signature below.

4.3 Location of the Collateral. As of the date hereof, the tangible Collateral is located only in the state and at the address(es) identified on Exhibit A attached hereto. The Grantor will not permit any tangible Collateral to be located in any state (and, if county filing is required, in any county) in which a financing statement covering such Collateral is required to be, but has not in fact been, filed in order to perfect the Security Interest.

4.4 Changes in Name, Constituent Documents, Location. The Grantor will not change its name or its business address without giving prior written notice to the Secured Parties.

4.5 Fixtures. The Grantor will not permit any tangible Collateral to become part of or to be affixed to any real property without first assuring to the reasonable satisfaction of the Secured Parties that the Security Interest will be prior and senior to any Lien then held or thereafter acquired by any mortgagee of such real property or the owner or purchaser of any interest therein.

4.6 Rights to Payment. Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing the Collateral is (or will be when arising, issued or assigned to the Secured Parties) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim (other than those arising in the ordinary course of business), of the account debtor or other obligor named therein or in the Grantor’s records pertaining thereto as being obligated to pay such obligation. The Grantor will neither agree to any material modification or amendment nor agree to any forbearance, release or cancellation of any such obligation, and will not subordinate any such right to payment to claims of other creditors of such account debtor or other obligor.

4.7 Commercial Tort Claims. Promptly upon knowledge thereof, the Grantor will deliver to the Secured Parties notice of any commercial tort claims it may bring against any person, including the name and address of each defendant, a summary of the facts, an estimate of the Grantor’s damages, copies of any complaint or demand letter submitted by the Grantor, and such other information as the Secured Parties may request. Upon request by the Secured Parties, the Grantor will grant the Secured Parties a security interest in all commercial tort claims it may have against any person.

4.8 Miscellaneous Covenants. The Grantor will:

(i) keep all tangible Collateral in good repair, working order and condition, normal depreciation excepted, and will, from time to time, replace any worn, broken or defective parts thereof;

(ii) promptly pay all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest;

(iii) at all reasonable times, permit the Secured Parties or their representatives to examine or inspect any Collateral, wherever located, and to examine, inspect and copy the Grantor’s books and records pertaining to the Collateral and its business and financial condition and to send and discuss with account debtors and other obligors requests for verifications of amounts owed to the Grantor;

(iv) keep accurate and complete records pertaining to the Collateral and pertaining to the Grantor’s business and financial condition and submit to the Secured Parties such periodic reports concerning the Collateral and the Grantor’s business and financial condition as the Secured Parties may from time to time reasonably request;

(v) promptly notify the Secured Parties of any loss of or material damage to any Collateral or of any adverse change known to the Grantor pertaining to the prospect of payment of any sums due on or under any instrument, chattel paper, or account constituting the Collateral;

(vi) if the Secured Parties at any time so request (after the occurrence and during the continuation of an Event of Default), promptly deliver to the Secured Parties any instrument, document or chattel paper constituting the Collateral, duly endorsed or assigned by the Grantor;

(vii) at all times keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (in case of the Collateral consisting of motor vehicles) and such other risks and in such amounts as the Secured Parties may reasonably request, with any such policies containing a lender loss payable endorsement acceptable to the Secured Parties;

(viii) from time to time execute such financing statements as the Secured Parties may reasonably require in order to perfect the Security Interest (including, without limitation, any filings with the United States Patent and Trademark Office, copyright or other intellectual property filings and any filings of financing or continuation statements under the UCC) in order to create, preserve, upgrade in rank (to the extent required hereby), perfect, confirm or validate the Security Interest or to enable the Secured Parties to obtain the full benefits of this Agreement, or to enable the Secured Parties to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral and, if any Collateral consists of a motor vehicle, execute such documents as may be required to have the Security Interest properly noted on a certificate of title;

(ix) pay when due or reimburse the Secured Parties on demand for all costs of collection of any of the Obligations and all other out-of-pocket expenses (including, in each case, all reasonable attorneys’ fees) incurred by the Secured Parties in connection with the creation, perfection, satisfaction, protection, defense or enforcement of the Security Interest or the creation, continuance, protection, defense or enforcement of this Agreement or any or all of the Obligations, including expenses incurred in any litigation or bankruptcy or insolvency proceedings;

(x) execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings which the Secured Parties may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and the Secured Parties’ rights under this Agreement; and

(xi) not use or keep any Collateral, or permit it to be used or kept, for any unlawful purpose or in violation of any federal, state or local law, statute or ordinance.

4.9 The Secured Parties’ Right to Take Action. The Grantor authorizes the Secured Parties to file from time to time where permitted by law, such financing statements against the Collateral described as “all of the Grantor’s personal property” as the Secured Parties deem necessary or useful to perfect the Security Interest. The Grantor will not amend any financing statements in favor of the Secured Parties, except as permitted by law. Further, if the Grantor at any time fails to perform or observe any agreement contained in Section 4.8, and if such failure continues for a period of ten (10) days after the Secured Parties give the Grantor written notice thereof (or, in the case of the agreements contained in clauses (vii) and (viii) of Section 4.8, immediately upon the occurrence of such failure, without notice or lapse of time), the Secured Parties may (but need not) perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Parties’ option, in the Secured Parties’ own name) and may (but need not) take any and all other actions which the Secured Parties may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens, or encumbrances, the performance of obligations under contracts or agreements with account debtors or other obligors, the procurement and maintenance of insurance, the execution of financing statements, the endorsement of instruments, and the procurement of repairs or transportation); and, except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, the Grantor shall thereupon pay the Secured Parties on demand the amount of all moneys expended and all costs and expenses (including reasonable attorneys’ fees) incurred by the Secured Parties in connection with or as a result of the Secured Parties’ performance or observation of such agreements or any actions taken thereunder, together with interest thereon from the date expended or incurred by the Secured Parties at the highest rate then applicable to any of the Obligations. To facilitate the performance or observance by the Secured Parties of such agreements of the Grantor, the Grantor hereby irrevocably appoints (which appointment is coupled with an interest) the Secured Parties, or their delegate, as the attorney-in-fact of the Grantor with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file, in the name and on behalf of the Grantor, any and all instruments, documents, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Grantor under this Section 4. The Grantor shall pay the costs of, or incidental to, any recording or filing of any financing statements, financing statement amendments or continuation statements concerning the Collateral.

5. Secured Parties’ Rights Regarding Collateral

5.1 At any time and from time to time, at the expense of Grantor, Secured Parties may, to the extent necessary or desirable to protect the security hereunder, but Secured Parties shall not be obligated to (a) notify obligors on the Collateral that the Collateral has been assigned as security to Secured Parties; (b) after an Event of Default (as defined below) has occurred and is continuing, at any time and from time to time request from obligors on the Collateral, in the name of Grantor or in the name of Secured Parties, information concerning the Collateral and the amounts owing thereon; and (c) after an Event of Default has occurred and is continuing, instruct obligors on the Collateral to direct their performance to Secured Parties. Secured Parties shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Grantor’s books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral. Secured Parties shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any voting rights or managerial rights with respect to any Collateral or to make or give any presentments for payment, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Obligations. Secured Parties shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Grantor therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Nothing contained herein shall constitute an assumption by Secured Parties of any of Grantor’s obligations under any contract rights unless Secured Parties shall have given written notice of Secured Parties’ intention to assume such contract rights. Grantor shall continue to be liable for performance of its obligations under such contracts rights.

5.2 Collections on the Collateral. Grantor shall have the right to use and to continue to make collections on and receive dividends and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, at the option of Secured Parties, Grantor’s right to make collections on and receive proceeds of the Collateral and to use or dispose of such collections and proceeds shall terminate, and any and all proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Grantor in trust for Secured Parties and immediately delivered in kind to Secured Parties (duly endorsed to Secured Parties, if required), to be applied to the Obligations or held as Collateral, as Secured Parties shall elect. Upon the occurrence and during the continuance of an Event of Default, Secured Parties shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Secured Parties or in the name of Grantor, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Grantor hereby authorizes Secured Parties to affix, by facsimile signature or otherwise, the general or special endorsement of Grantor, in such manner as Secured Parties shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Secured Parties without appropriate endorsement, and Secured Parties and any collecting bank are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Grantor, to the same extent as though it were manually executed by the duly authorized representative of Grantor, regardless of by whom or under what circumstances or by what authority such endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Grantor hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

6. Events of Default. Grantor shall be in default under this Security Agreement upon the occurrence of the following (each an “Event of Default”):

6.1 In the event of any default under a Note;

6.2 On the material non-monetary breach by Grantor of any of the provisions of this Security Agreement, and with respect to any such breach which by its nature can be cured, such breach remains uncured for a period of ten (10) days from Grantor’s receipt of written notice;

6.3 Any of the Grantor’s representations or warranties made herein or any statement or certificate at any time given in writing pursuant hereto or in connection herewith being false or misleading in any material respect; and

6.4 There occurs any levy, attachment or seizure for any cause or reason whatsoever, upon all or any part of the Collateral (unless discharged by payment, release or fully bonded against not more than thirty (30) days after such event has occurred);

7. Remedies.

7.1 Remedies upon an Event of Default. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of an Event of Default, the Secured Parties may exercise any one or more of the following rights and remedies effective immediately upon written notice to Grantor: (i) declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand; (ii) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code, including, but not limited to, the right to take possession of any Collateral, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Grantor hereby expressly waives), and the right to sell, lease or otherwise dispose of any or all of the Collateral, and in connection therewith, the Secured Parties may require the Grantor to make the Collateral available to the Secured Parties at a place to be designated by the Secured Parties which is reasonably convenient to such parties, and if notice to the Grantor of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 7.2) at least ten (10) days prior to the date of intended disposition or other action; and (iii) exercise or enforce any or all other rights or remedies available to the Secured Parties by law or agreement against the Collateral, against the Grantor or against any other person or property.

7.2 Notice of Sale. Secured Parties shall give Grantor reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of reasonable notice conclusively shall be met if such notice is mailed, certified mail, postage prepaid, to Grantor at its address set forth on the signature page hereto or delivered or otherwise sent to Grantor, at least five business days before the date of the sale. Grantor expressly waives, to the fullest extent permitted by applicable law, any right to receive notice of any public or private sale of any Collateral or other security for the Obligations except as expressly provided for in this Section 7.2. Secured Parties shall not be obligated to make any sale of the Collateral if it shall determine not to do so regardless of the fact that notice of sale of the Collateral may have been given. Secured Parties may, without notice or publication, except as required by applicable law, adjourn the sale from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice (except as required by applicable law), be made at the time and place to which the same was so adjourned.

7.3 Disposition of Proceeds of Sale. The proceeds resulting from the collection, liquidation, sale or other disposition of the Collateral shall be applied, first, to the reasonable costs and expenses (including reasonable attorneys’ fees) of retaking, holding, storing, processing and preparing for sale, selling, collecting and liquidating the Collateral, and the like; second, to the satisfaction of all Obligations; and, third, any surplus remaining after the satisfaction of all Obligations shall be paid over to Grantor or to whomsoever may be lawfully entitled to receive such surplus.

8. Miscellaneous.

8.1 Remedies Cumulative. The rights and remedies provided under this Agreement are cumulative and may be exercised singly or concurrently, and are not exclusive of any other rights and remedies provided by law or equity.

8.2 Cooperation by Grantor. If an Event of Default shall have occurred and be continuing, Grantor shall take any action which Secured Parties may request in the exercise of its rights and remedies under this Agreement in order to transfer and assign to Secured Parties or to one or more third parties as Secured Parties may designate, or to a combination of the foregoing, the Collateral for the purposes of a public or private sale. Upon the occurrence and during the continuance of an Event of Default, Grantor shall further use its best efforts to assist in obtaining any approval required by any governmental authority for any action or transaction contemplated by this Agreement.

8.3 Notice. Secured Parties shall use reasonable efforts to give Grantor prior written notice of the exercise of any remedy provided for herein; provided that the failure to give such notice shall not subject Secured Parties to liability and shall not affect the validity or exercise of any remedy hereunder.

8.4 Secured Parties Appointed Attorney-in-Fact. To the full extent permitted by applicable law, Grantor hereby irrevocably appoints Secured Parties as Grantor’s attorney-in-fact, effective upon and during continuance of an Event of Default, with full authority in the place and stead of Grantor, and in the name of Grantor, or otherwise, from time to time, in Secured Parties’ sole and absolute discretion to do any of the following acts or things: (a) to do all acts and things and to execute all documents necessary or advisable to perfect and continue perfected the security interests created by this Agreement and to preserve, maintain and protect the Collateral; (b) to do any and every act which Grantor is obligated to do under this Agreement; (c) to prepare, sign, file and record, in Grantor’s name, any financing statement covering the Collateral; and (d) to endorse and transfer the Collateral upon foreclosure by Secured Parties; provided, however, that Secured Parties shall be under no obligation whatsoever to take any of the foregoing actions, and Secured Parties shall have no liability or responsibility for any act or omission (other than Secured Parties’ own gross negligence or willful misconduct) taken with respect thereto. Grantor hereby agrees to repay within five business days after demand all reasonable out-of-pocket costs and expenses (including attorneys’ fees) incurred or expended by Secured Parties in exercising any right or taking any action under this Agreement.

8.5 Costs and Expenses. After the occurrence and during the continuance of an Event of Default, Grantor agrees to pay to Secured Parties all reasonable costs and out-of-pocket expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Secured Parties in the enforcement or attempted enforcement of this Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All reasonable advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Secured Parties in exercising any right, privilege, power or remedy conferred by this Agreement or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Obligations and shall be due and payable to Secured Parties by Grantor on demand therefor.

8.6 Transfers and Other Liens. Grantor agrees that, except in the ordinary course of business and for fair value, it will not (a) sell, assign, exchange, transfer or otherwise dispose of, or contract to sell, assign, exchange, transfer or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (b) create or permit to exist any lien upon or with respect to any of the Collateral, except for liens in favor of Secured Parties; provided, however, that nothing herein shall prohibit Grantor from entering into a purchase money security interest transaction with a third party creditor so long as the security interest granted herein or created hereby is not impaired.

8.7 Other Agreements; Governing Agreement. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other agreement executed by Grantor or any other person in connection with the Obligations, but each and every term and condition hereof shall be in addition thereto.

8.8 Counterparts; Delivery. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Delivery of this Agreement may be effected by telefax transmittal of signed counterparts.

8.9 Understandings With Respect to Waivers and Consents. Grantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Grantor otherwise may have against Secured Parties or others, or against any Collateral. If any of the waivers or consents herein are determined to be unenforceable under applicable law, such waivers and consents shall be effective to the maximum extent permitted by law.

8.10 Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by Grantor herefrom (other than supplements to the Schedules hereto in accordance with the terms of this Agreement) shall in any event be effective unless the same shall be in writing and shall be effective only in the specific instance and for the specific purpose for which given.

8.11 Notices. Any notice, payment, report or any other communication required or permitted to be given by one party to the other party by this Agreement shall be in writing and either (a) served personally on the other party, (b) sent by express, registered or certified first-class mail, postage prepaid, addressed to the other party at its principal business address or to such other address as the addressee shall have theretofore furnished to the other party by proper notice, (c) delivered by commercial courier to the other party, or (d) sent by telefax to the other party at its telefax number indicated next to its signature below or to such other telefax number as the party shall have theretofore furnished to the other party by proper notice, with machine confirmation of transmission.

8.12 Continuing Security Interest: Transfer of Note; Termination. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until indefeasible payment in full of the Obligations, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Parties hereunder, to the benefit of Secured Parties. Secured Parties may assign or otherwise transfer any rights in Collateral held by it to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to Secured Parties herein or otherwise. Nothing set forth herein is intended or shall be construed to give to any other party any right, remedy or claim under, to or in respect of this Agreement or any Collateral. Grantor’s successors and assigns shall include, without limitation, a receiver, trustee or debtor-in-possession thereof or therefor; provided that, except as otherwise permitted under the Guarantee, or any agreement between the parties, none of the rights or obligations of Grantor hereunder may be assigned or otherwise transferred without the prior written consent of Secured Parties.

8.13 Release of Grantor. This Agreement and all obligations of Grantor hereunder and all security interests granted hereby shall be released and terminated when all Obligations have been indefeasibly paid in full in cash or otherwise performed. Upon such release and termination of all Obligations and the security interest granted hereunder, all rights in and to the Collateral pledged or assigned by Grantor hereunder shall automatically revert to Grantor, and Secured Parties shall return any pledged Collateral in its possession to Grantor, or to the person or persons legally entitled thereto, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Grantor, or to the person or persons legally entitled thereto, and to evidence or document the release of the interests of Secured Parties arising under this Agreement, all as reasonably requested by, and at the sole expense of, Grantor.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VENDINGDATA CORPORATION

By: /s/ Mark R. Newburg
     Mark R. Newburg,
       President and Chief Executive Officer

BRICOLEUR PARTNERS, L.P.

By: Bricoleur Capital Management, LLC,
Its General Partner

By: /s/ Robert Poole
      Robert Poole, Member of
        Management Board

BRICOLEUR ENHANCED, L.P.

By: Bricoleur Capital Management, LLC,
Its General Partner

By: /s/ Robert Poole
     Robert Poole, Member of
       Management Board

BRIC 6, L.P.

By: Bricoleur Capital Management, LLC,
Its General Partner

By: /s/ Robert Poole
      Robert Poole, Member of
        Management Board

BRICOLEUR OFFSHORE LTD.

By: Bricoleur Capital Management, LLC,
Its Investment Adviser

By: /s/ Robert Poole
      Robert Poole, Member of
        Management Board

Exhibit A

Location of Collateral

All Collateral is located at the Company’s facilities at:

6830 Spencer Street
Las Vegas, Nevada 89119

and

Xiaolan Town
Zhongshan City
Guangdong Province, China

Exhibit B

Permitted Liens